SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No.  )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
    240.14a-12

                            ACME ELECTRIC CORPORATION

                           JOHN B. DRENNING, SECRETARY

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
    0-11.
    1) Title of each class of securities to which transaction applies:
       ...................................................................
    2) Aggregate number of securities to which transaction applies:
       ...................................................................
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(set forth the amount on which the filing fee is calculated and state how it was determined):
       ...................................................................
    4) Proposed maximum aggregate value of transaction:
       ...................................................................
    5) Total fee paid:
       ...................................................................

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:
       .............................................
    2) Form, Schedule or Registration Statement No.:
       .............................................
    3) Filing Party:
       .............................................
    4) Date Filed:
       .............................................

September 17, 1997




Dear Shareholder:

    The Annual Meeting of Shareholders of Acme Electric Corporation will be held at the Buffalo Hilton at 120 Church Street, Buffalo, New York, on Friday, October 31, 1997, at 9:00 a.m. Beverages and pastries will be served at 8:30 a.m. prior to the Meeting.

    We hope that you can attend the Meeting. However, whether or not you plan to attend, please complete, sign, date and return the accompanying proxy card as soon as possible. It is important that your shares be represented. The enclosed envelope requires no postage when mailed within the United States. If you attend the Meeting, you may revoke your proxy if you wish and vote personally.

    The formal Notice and the Proxy Statement which accompany this letter contain details of the business to be conducted at the Meeting, including the election of directors, and ratification of the reappointment of Price Waterhouse LLP as the Company's independent auditors for 1998. We urge you to read carefully the description of these proposals in the Proxy Statement and to vote for their adoption.

Sincerely,

/s/

Robert J. McKenna
Chairman and CEO

                     (ACME ELECTRIC CORPORATION LOGO)


                              400 Quaker Road
                        East Aurora, New York 14052



                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD OCTOBER 31, 1997



To the Shareholders of
     ACME ELECTRIC CORPORATION

     The Annual Meeting of Shareholders of Acme Electric Corporation will be held at 9:00 a.m., Friday, October 31, 1997, at the Buffalo Hilton, 120 Church Street, Buffalo, New York, for the following purposes:

     1.   To elect a board of six directors;
     2. To ratify the reappointment of Price Waterhouse LLP as independent auditors of the Company for 1997; and
     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     Shareholders of record at the close of business on September 12, 1997, will be entitled to notice of, and to vote at, the Meeting or any adjournment thereof.

     The Board of Directors has authorized the solicitation of proxies. Unless otherwise directed, the proxies will be voted for the election of the six persons listed in the attached proxy statement to form the Board of Directors of the Company, subject to any changes in the nominees as set forth in the proxy statement; for the ratification of the reappointment of independent auditors; and on any other business that may properly come before the Annual Meeting as the named proxies in their best judgment shall decide.


                                        By Order of the Board of Directors
                                             John B. Drenning, Secretary

September 17, 1997




                          YOUR VOTE IS IMPORTANT

     PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD, AND
     PROMPTLY RETURN IT IN THE ENCLOSED STAMPED ENVELOPE.  IF YOU
     ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES DIRECTLY IF YOU SO DESIRE.

                     (ACME ELECTRIC CORPORATION LOGO)


                              400 Quaker Road
                        East Aurora, New York 14052

                              PROXY STATEMENT

     This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Acme Electric Corporation for use at the Annual Meeting of its shareholders to be held at the Buffalo Hilton, 120 Church Street, Buffalo, New York, at 9:00 a.m. on Friday, October 31, 1997, and at any adjournment thereof.
This proxy statement and form of proxy are being mailed to shareholders beginning on September 17, 1997.
     A shareholder returning the enclosed proxy shall have the power to revoke it in writing at any time before it is voted by notifying Robert J. McKenna or Daniel K. Corwin at the offices of the Company at 400 Quaker Road, East Aurora, New York 14052, and any shareholder attending the Meeting may vote in person whether or not he or she has filed a proxy. If not revoked, the proxy will be voted in accordance with its terms.
     Where a shareholder specifies a choice with respect to the propositions set forth in the proxy, his or her shares will be voted in accordance with the instructions given. If no specific instructions are given, his or her shares will be voted FOR the election of the nominees for Director of the Company, and FOR the ratification of the reappointment of Price Waterhouse LLP as independent auditors. The named proxies may vote in their discretion upon such other matters as may properly come before the Meeting. Shares represented at the Meeting by proxy or in person will be counted for the purpose of establishing a quorum. If shares are not represented at the Meeting by proxy or in person, they will not be counted for the purpose of a quorum nor toward the vote required for approval of the proposals. Abstentions and broker non-votes will also be counted towards the quorum, but will not be counted as votes for or against a proposal.
     Proxies will be solicited by mail and may also be solicited by officers and employees of the Company by telephone or telegraph, without additional compensation. The Company will request persons, such as banks, brokers, nominees and fiduciaries, holding stock in their names for others, to forward proxy material to their principals and request authority for the execution of the proxies. The Company will reimburse such persons and entities for their expenses in so doing. The total cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company.

              VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Shareholders of record at the close of business on September 12, 1997, will be entitled to vote at the Meeting. As of that date, there were outstanding 5,043,480 shares of the common stock. The holders of common stock are entitled to one vote per share.
     The following is the only shareholder owning of record or, to the knowledge of Management, beneficially, more than five percent (5%) of the outstanding voting securities of the Company as of August 15, 1997, based upon information believed to be reliable.

Title of      Name and Address             Shares Beneficially  Percent of
 Class            of Owner                      Owned              Class
---------------------------------------------------------------------------
Common    Pioneering Management Corporation    500,500(1)          9.95
Stock     60 State Street
          Boston, MA


(1) Persons who are officers of Pioneering Management Corporation have sole voting power and shared dispositive power for 500,500 shares and no shared voting power or sole dispositive power.

                            Proposal Number One

                           ELECTION OF DIRECTORS

     The business and affairs of the Company are managed under the direction of the Board of Directors elected by the shareholders. The Board has responsibility for establishing broad corporate policies and for the overall performance of the Company rather than day-to-day operating details. Members of the Board of Directors are kept informed of the Company's business by various reports and documents sent to them monthly, as well as by reports presented at meetings of the Board and its committees by officers and employees of the Company and its subsidiaries.
     A Board of six Directors is to be elected to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. Each nominee was selected on the recommendation of the Nominating Committee of the Board. All nominees have expressed a willingness to serve as a Director during the coming year.
     All of the nominees named on the following pages were elected to the Board of Directors at the annual meeting of shareholders held on October 31, 1996. Unless the proxy is otherwise marked, the proxy shall be voted for election of these nominees. Directors shall be elected by a plurality of the votes cast at the Annual Meeting. Broker non-votes will be counted as being represented at the Meeting, but will not otherwise have an effect on the outcome of the vote for the election of directors. Withholding an affirmative vote from a particular nominee will not prevent that person from being elected to the Board of Directors.
     The Management has no reason to believe that any of the nominees will not be available for election as a Director. However, should any nominees become unavailable, the proxy may be voted for such other person or persons as shall be nominated by the Board of Directors following recommendations by the Nominating Committee.
     The following information is presented with respect to the nominees for the office of Director and for all Executive Officers and Directors as a group, as of August 15, 1997.


                    NOMINEES FOR ELECTION AS DIRECTORS

                     Principal Occupation and Business
                   Experience During the Past Five          Common Stock
Nominee            Years and Other Directorships      Beneficially Owned

Robert D. Batting  Director, President and     Sole BeneficialOwnership:
Age 56             Chief Executive Officer,                     0 Shares
Director Since     Kenney Manufacturing     Shared Beneficial Ownership:
May 1995           Company, a manufacturer                      0 Shares
                   of consumer durable/                Right to Acquire:
                   hardware products, since                769.48 Shares
                   July 1997.  Prior thereto,          Percent of Class:
                   Vice President and                                .02
                   General Manager, Brown &
                   Sharpe Manufacturing Co.,
                   a manufacturer of industrial
                   measurement devices, since
                   1995.  Prior thereto,
                   President, Clearing/Niagara,
                   Inc., a manufacturer of
                   industrial press equipment,
                   since 1991.

Robert T. Brady    Director, Chairman,        Sole Beneficial Ownership:
Age 56             President and Chief                          0 Shares
Director Since     Executive Officer,       Shared Beneficial Ownership:
1988               Moog Inc., manufacturer                    300 Shares
                   of fluid controls for               Right to Acquire:
                   aerospace and industrial              4,769.48 Shares
                   applications, since 1996.           Percent of Class:
                   Prior thereto, Director,                          .10
                   President and Chief
                   Executive Officer, Moog, Inc.
                   since 1988. Director,
                   Astronics Corporation, First
                   Empire State Corp., Seneca
                   Foods Corp, National Fuel
                   Gas Corp.

Randall L. Clark   Chairman, Dunn Tire        Sole Beneficial Ownership:
Age 54             Corporation, tire                        1,000 Shares
Director Since     distribution company,    Shared Beneficial Ownership:
May 1995           since 1996.  Principal,                      0 Shares
                   Buffalo Ventures, Inc.,             Right to Acquire:
                   investment banking company              769.48 Shares
                   since 1996.  Prior thereto          Percent of Class:
                   Executive Vice President                          .03
                   and Chief Operating Officer,
                   Pratt & Lambert United, Inc.,
                   a manufacturer of paints
                   and chemical products, from
                   1992 until 1995.

G. Wayne Hawk      Retired Chairman, Acme     Sole Beneficial Ownership:
Age 69             Electric Corporation,                   33,038 Shares
Director Since     since 1994.  Prior       Shared Beneficial Ownership:
1980               thereto, Chairman,                           0 Shares
                   Acme Electric                       Right to Acquire:
                   Corporation, since 1993.                769.48 Shares
                   Prior thereto, Chairman             Percent of Class:
                   and Chief Executive                               .67
                   Officer since 1992. Prior
                   thereto, President and
                   Chief Executive Officer
                   since 1991. Director,
                   Comptek Research, Inc.

Terry M. Manon     Senior Vice President,     Sole Beneficial Ownership:
Age 46             Air Handling Products,                       0 Shares
Director Since     Trane Company, manu-     Shared Beneficial Ownership:
August 1994        facturer of commercial                       0 Shares
                   and industrial air                  Right to Acquire:
                   handling systems, since                 769.48 Shares
                   1996.  Prior thereto,               Percent of Class:
                   Vice President, Air                               .02
                   Handling Systems Division,
                   Trane Company, since 1987.

Robert J. McKenna  Chairman, President        Sole Beneficial Ownership:
Age 49             and Chief Executive                     10,521 Shares
Director Since     Officer of Acme          Shared Beneficial Ownership:
1993               Electric Corporation,                        0 Shares
                   since 1994.  Prior                  Right to Acquire:
                   thereto, President                       2,500 Shares
                   and Chief Executive                 Percent of Class:
                   Officer, since 1993.                              .26
                   Prior thereto,
                   President and Chief
                   Operating Officer,
                   since 1992.  Director,
                   Astronics Corporation.

All Executive Officers        Sole Beneficial Ownership:   50,547 Shares
and Directors as a          Shared Beneficial Ownership:   17,932 Shares
Group (10 Persons)                     Right to Acquire: 25,697.4 Shares
                                       Percent of Class:     1.85

*Includes shares which are exercisable under the 1981 Incentive Stock Option Plan, the 1989 Stock Option Plan, and the 1996 Directors' Stock Option Plan.

                   COMMITTEES OF THE BOARD OF DIRECTORS

     The Board has appointed from its members Executive, Audit, Compensation and Nominating Committees which have the responsibilities and authority described below.
     The Executive Committee has, during the interval between meetings of the Board of Directors, the authority to exercise all the powers of the Board delegated to it by the Board in the management and direction of the business and affairs of the Company. One meeting of the Executive Committee was held in fiscal year 1997. Members of this Committee are Messrs. Brady, Clark and McKenna.
     The Audit Committee has the responsibility, among other things, to
(i) recommend the selection of the Company's independent auditors, (ii) review the adequacy of the audit by the independent auditors, (iii) review the financial statements which are the subject of the independent auditors' certification, and (iv) review the effectiveness of the Company's internal auditing procedures. Members of this Committee are Messrs. Brady, Hawk and Manon. Two meetings of the Audit Committee were held during fiscal year 1997.
     The Compensation Committee has the responsibility, among other things, to (i) review and make recommendations on the compensation rate for executive officers of the Company, and (ii) review incentive compensation plans and make recommendations as to the adoption of these plans. Members of this Committee are Messrs. Batting, Brady and Clark. Two meetings of the Compensation Committee were held during fiscal year 1997.
     The Nominating Committee has the responsibility, among other things, to (i) study and make recommendations as to the size and composition of the Board, (ii) make nominations to the Board prior to the Annual Meeting, and
(iii) search for potential candidates and make recommendations as to candidates for membership on the Board. Two meetings of the Nominating Committee were held during fiscal year 1997. Members of this Committee are Messrs. Batting, Clark and McKenna. The Nominating Committee will consider nominees for the Board recommended by shareholders. A shareholder wishing to recommend such nominees for election at the 1998 annual meeting of shareholders should submit such recommendation in writing to the Committee at the Company's address on or before June 30, 1998.
     Each non-employee member of the Board of Directors receives payments in the form of stock options pursuant to a standard arrangement. Under this arrangement, each quarter non-employee directors are entitled to receive an option to purchase shares of the Common Stock of the Company at 30% of the fair market value of such shares when the option is granted.
The number of shares subject to each option is determined by dividing the nominal amount of quarterly fees of $2,500 by 70% of the fair market value of each share. Fair market value is the average of the high and low sales prices of a share on the New York Stock Exchange on the most recent prior trading day.
     During fiscal year 1997, the Board of Directors held four meetings. Each Director attended 75% or more of the Board meetings and meetings of the Committees of the Board on which such Director served.

                   REPORT OF THE COMPENSATION COMMITTEE
                         OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors is made up of only outside directors and oversees the Company's executive compensation programs. After consideration of the Committee's recommendations, the full Board of Directors reviews and approves the salaries of all elected officers. Any directors who are full-time employees are excused from voting on their own compensation. The Committee also oversees the other elements of executive compensation, including annual incentive awards and stock options.

General Philosophy

     The philosophy of the Company is that annual compensation should adjust to Company performance, and long-term incentives should align with creating shareholder value. The Committee believes that operating criteria should determine annual cash incentive compensation, and market-based criteria, as measured by the market price of the Company's common stock, are better tied to performance periods longer than a year. Individual compensation should reflect operating unit performance for division executives and Company performance for selected elected officers, with the purpose being to attract and retain qualified executives.

Salaries

     Salaries are based upon a commercially available study of the durable goods manufacturing sector for companies of a similar size. Salary payments are primarily intended to reward current and past performance based upon job experiences and comparison to peers both inside and outside the Company.

Annual Incentive Awards

     Annual incentive awards are designed to motivate and reward the individual for personal contributions to the success of the Company. The Executive Incentive Plan (EIP) rewards selected elected officers based upon return on equity. A minimum threshold based on recognized financial return rates, which incorporate investment risk, must be met before any payments are made. A percentage of pre-tax earnings above the threshold is distributed as a percentage of base salary. The EIP has a maximum allowable payment of 60% of salary.
     The Board of Directors can also make individual awards based on their assessment of contribution to the tactical and strategic goals set by the CEO and approved by them at the beginning of the year.
     The Management Incentive Plan (MIP) rewards key managers and officers based upon their respective division's operating profit, net asset utilization and sales growth. The MIP pays only for improvement over the previous year's actual results and is distributed as a percentage of base salary. The MIP has a maximum allowable payout of 40% of salary.
     Every other non-union employee of the Company participates in an annual incentive plan.

Stock Options

     Stock options accomplish the objective of further motivating executives to create shareholder value. Options are reviewed on an annual basis. Options are granted with an exercise price equal to the fair market value of Acme stock on the day preceding the date of grant, creating recipient value only as the stock increases in market price. Options accrue in equal amounts over a four-year period and can be exercised over a ten-year period. An amendment of the 1989 Stock Option Plan was approved at the annual meeting of shareholders held on October 28, 1994, to apply a formula for the award of further options following each year of profitable operation and to increase the number of shares subject to the Plan from 225,000 to 450,000. Options in accordance with the formula were granted as of September 1, 1995.

Compensation of the Chief Executive Officer

     The Chief Executive Officer's salary was determined by the Committee, in accordance with the above stated philosophy.
     No incentive payments have been made to the CEO since the threshold on beginning shareholder's equity was not attained.
     Stock options to purchase 10,000 shares were granted to the CEO upon joining the Company in 1992 and 10,000 shares were granted on September 1, 1995, in accordance with the 1989 Stock Option Plan.
     The Committee believes that both annual and long-term compensation for the last three years reflects this statement on philosophy.

Submitted by the Compensation Committee:

Robert D. Batting    Robert T. Brady    Randall L. Clark

                                     SUMMARY COMPENSATION TABLE

                                                                  LONG TERM COMPENSATION
                                                              ------------------------------
                                  ANNUAL COMPENSATION                AWARDS          PAYOUTS
                             -------------------------------- ---------------------  -------
                                                                                             ALL(3)
                                                    OTHER     RESTRICTED SECURITIES           OTHER
NAME AND          FISCAL                            ANNUAL       STOCK   UNDERLYING   LTIP   COMPEN-
PRINCIPAL          YEAR      SALARY     BONUS    COMPENSATION(1) AWARD(S) OPTIONS(2) PAYOUTS SATION
POSITION           END        ($)        ($)         ($)          ($)      (#)         ($)    ($)
___________________________________________________________________________________________________

R.J. McKenna      6/30/97    262,625       ---        ---        ---       ---       ---      1,566
 Chairman/        6/30/96    250,000       ---        ---        ---     10,000      ---        907
 President/CEO    6/30/95    215,000       ---        ---        ---       ---       ---        578

D.K. Corwin       6/30/97    149,334       ---        ---        ---       ---       ---        927
 V.President/GM   6/30/96    142,000       ---        ---        ---      5,000      ---        669
 Electronics Div. 6/30/95    135,000       ---        ---        ---       ---       ---        538

J.E. Gleason      6/30/97    128,861       ---        ---        ---       ---       ---        891
 V.President/GM   6/30/96    121,700      6,377       ---        ---      5,000      ---        535
 Aerospace Div.   6/30/95    117,000     19,434       ---        ---       ---       ---        530

N.T. Arena        6/30/97    118,861     14,834       ---        ---       ---       ---        400
 V.President/GM   6/30/96     44,452       ---        ---        ---       ---       ---        ---
 Power Distribu-  6/30/95       ---        ---        ---        ---       ---       ---        ---
 tion Products
 Division

D G. Anderson     6/30/97     97,997      4,018       ---        ---       ---       ---        318
 Secretary,       6/30/96     93,080      1,626       ---        ---       ---       ---        289
 Treasurer and    6/30/95     87,750       ---        ---        ---       ---       ---        289
  General Counsel


1. No individual listed had annual perquisites with aggregate value exceeding 10 percent of salary, plus bonus.
2. All grants were incentive stock options granted under the Company's 1989 Stock Option Plan based on fiscal 1995 Company performance.
3. The amounts reflected in this column are the value of group term-life insurance.  The Company has no defined contribution plans or long-term incentive plans.

                                  OPTION GRANTS IN LAST FISCAL YEAR
                                                                    POTENTIAL REALIZABLE
                                                                      VALUE AT ASSUMED
                                                                   ANNUAL RATES OF STOCK
                                                                   PRICE APPRECIATION FOR
                         INDIVIDUAL GRANTS                              OPTION TERM
               -----------------------------------------------    ------------------------
               Number of  % of Total
               Securities  Options
               Underlying Granted to    Exercises
                Options   Employees      or Base
                Granted   in Fiscal       Price     Expiration
    Name         (#)(1)      Year         ($/Sh)       Date       5% ($)    10% ($)
__________________________________________________________________________________________
R.J. McKenna    None          --            --          --          --         --

D.K. Corwin     None          --            --          --          --         --

J.E. Gleason    None          --            --          --          --         --

N.T. Arena      None          --            --          --          --         --

D.G. Anderson   None          --            --          --          --         --

1.  The Company does not have a stock-appreciation-rights plan.


             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND F/Y-END OPTION VALUES
                                                                       VALUE OF UNEXERCISED
               SHARES ACQUIRED  VALUE     NUMBER OF UNEXERCISED            IN-THE-MONEY
                 ON EXERCISE   REALIZED   OPTIONS AT F/Y-END (#)      OPTIONS AT F/Y-END ($)
    NAME             (#)         ($)     EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
_______________________________________________________________________________________________
R.J. McKenna       2,500        $8,125         2,500/7,500                $     0/$0

D.K. Corwin        None           ---          9,250/3,750                $14,000/$0

J.E. Gleason       None           ---          4,250/3,750                $ 5,250/$0

N.T. Arena         None           ---              0/0                    $     0/$0

D.G. Anderson      4,000        10,000         1,850/750                  $   350/$0


1.  Supplemental Requirement Information:

                                    COMMON STOCK BENEFICIALLY OWNED
                                    -------------------------------

    D.K. Corwin                 Sole Beneficial Ownership:     0 Shares
                              Shared Beneficial Ownership: 4,962 Shares
                                         Right to Acquire: 9,250 Shares
                                         Percent of Class:   .28

    J.E. Gleason                Sole Beneficial Ownership: 5,988 Shares
                              Shared Beneficial Ownership:     0 Shares
                                         Right to Acquire: 4,250 Shares
                                         Percent of Class:   .20

    N.T. Arena                  Sole Beneficial Ownership:     0 Shares
                              Shared Beneficial Ownership: 1,170 Shares
                                         Right to Acquire:     0 Shares
                                         Percent of Class:   .02

    D.G. Anderson               Sole Beneficial Ownership:     0 Shares
                              Shared Beneficial Ownership:10,960 Shares
                                         Right to Acquire: 1,850 Shares
                                         Percent of Class:   .25

              COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN


                       (CHART)



                   June 92  June 93  June 94  June 95  June 96 June 97

Acme Electric Corp.$100.00  $170.00  $170.00  $610.00  $152.50 $132.50
S & P 500 Index    $100.00  $113.63  $115.23  $145.27  $183.04 $246.43
Peer Group
  Companies        $100.00  $145.68  $146.08  $241.33  $276.93 $395.23
______________________________________________________________________
Peer group companies include the S & P Electrical Equipment group,with General Electric excluded because of its weighted effect, the S & P Electronics (Instrumentation) group, the S & P Electronics (Semiconductor) group, and the S & P Electronics (Defense) group.

Peer Companies:    Advanced Micro Devices    Loral Corp.
                   AMP Inc.                  Motorola Inc.
                   E-Systems Inc.*           Nat'l Semiconductor Corp.
                   EG&G Inc.                 Perkin-Elmer Corp.
                   Emerson Electric Co.      Raychem Corp.
                   Grainger (W.W.) Inc.      Tektronix Inc.
                   Hewlett-Packard Co.       Texas Instruments Inc.
                   Honeywell Inc.            Thomas & Betts Corp.
                   Intel Corp.               Westinghouse Electric Corp.

                   *E-Systems Inc. was acquired by Raytheon June 19, 1995, and, therefore is not included in the calculation of cumulative total returns after June 1994.


                          EMPLOYMENT AGREEMENTS

    Mr. McKenna joined the Company on September 21, 1992, subject to an agreement to provide a severance period of six months at full salary should his employment be terminated, except for good cause. In addition, Messrs McKenna, Corwin and Anderson are subject to agreements providing for continuation of employment in the event of a change of control for periods of up to three years. Under the agreements, Messrs McKenna, Corwin and Anderson must preserve confidential Company information and refrain from any activities that may compete with the Company's business. The terms of these agreements are automatically extended unless either party gives timely notice to the other of intent to not extend each such agreement. Under the agreements, Messrs McKenna, Corwin and Anderson receive a base salary as determined by the Board of Directors plus bonus, which amounts may not be reduced during the term of the agreements.


                    1981 INCENTIVE STOCK OPTION PLAN

    On October 30, 1992, the Board of Directors approved the extension to a ten-year life of all options granted to executive officers, directors and other key employees. No further options may be granted under the Plan.


                         1989 STOCK OPTION PLAN

    The 1989 Stock Option Plan (the "1989 Plan") was approved by the shareholders at the Annual Meeting held on October 27, 1989. The 1989 Plan supplements the 1981 Incentive Stock Option Plan.
    Under the 1989 Plan, certain individuals are granted for a period of up to ten years, beginning with the date of grant, options to purchase specified amounts of the Company's Common Stock for 100% of the full market value of the stock, subject to option, on the day preceding the grant. Individuals covered by the Plan include executive officers, directors and other key employees subject to review by the Board of Directors. The number of shares granted to each individual is also subject to review by the Board of Directors. An amendment to the 1989 Plan was approved at the annual meeting of shareholders held on October 28, 1994, to apply a formula for the award of further options following each year of profitable operation and to increase the number of shares subject to the Plan from 225,000 to 450,000. Options in accordance with the formula were last granted as of September 1, 1995.


                    1996 DIRECTORS' STOCK OPTION PLAN

    The 1996 Directors' Stock Option Plan (the "1996 Plan") was approved by the Company's shareholders on October 31, 1996. The effective date of the Plan is June 15, 1996. The principal features of the Plan are as follows.
    The purpose of the Plan is to facilitate ownership in the Company by nonemployee directors of the Company by providing them with a convenient means to purchase common stock of the Company ("Common Stock") and, thereby, to share in its progress and success. Currently, five directors participate in the Plan.
    The grant of Options under the Plan occurs automatically on the first day of each quarter of a calendar year to each eligible director in lieu of Director Fees attributable to service as a director during such quarter. A total of 50,000 shares of Common Stock are available for grant under the Plan.
    The Purchase Price of each share of Common Stock subject to an Option is equal to 30% of the Fair Market Value (determined as provided in the Plan) of a share of Common Stock on the date the Option is granted. The number of shares of Common Stock subject to the Option will be equal to the Director Fees for the preceding quarter, divided by 70% of the Fair Market Value of a share of Common Stock on the date the Option is granted. The discount amount for the number of shares granted replaces the value of the cash Director Fees that would otherwise be due. Each eligible director will accrue Director Fees of $2,500 each quarter of credit toward the grant of Options under the Plan.
    An Option becomes exercisable in full six months after the date of grant, and, to the extent not previously exercised, will expire ten years after the date of grant or, in some cases, earlier pursuant to provisions in the Plan relating to a director's termination of service.
    Each Option shall be evidenced by a written Option Agreement executed by the Company and the director. Stock must be paid for in full in cash when purchased upon the exercise of excess of the Fair Market Value of the Common Stock over the Purchase Price, and the Company will be entitled to a deduction in the same amount.
    Options are not transferable other than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (the "Code").


                              PENSION PLAN

    Executive officers of the Company, including those named in the Summary Compensation Table, are covered by the Company's Pension Plan for Salaried Employees ("Salaried Plan"). Messrs McKenna, Corwin and Anderson are also covered by the Supplemental Executive Retirement Plan ("Supplemental Plan"). These Plans provide for regular monthly payments to retirees. Normal retirement age under the Plans is 65. The normal monthly retirement benefit under the Salaried Plan is 1.0 percent of base salary for each year of credited service at December 31, 1991, plus
1.5 percent of base salary earned in each year of credited service after December 31, 1991. The Plans also provide for early and disability retirement. The normal monthly retirement benefit is reduced by up to one-half of one percent for each month between the date benefits begin and a participant's normal retirement date in the event of early retirement. The disability retirement benefit is the benefit accrued by a participant to the disability retirement date. Benefits are not subject to any deduction for Social Security or other payments. The cost of the Plans is borne by the Company.
    The table below illustrates the estimated amount of annual pension payments under the Salaried Plan for an employee whose career average annual compensation and years of service are as specified:

    CAREER
 AVERAGE BASE      10 YEARS        20 YEARS         30 YEARS
    SALARY        OF SERVICE      OF SERVICE       OF SERVICE
 ------------     ----------      ----------       ----------

 $ 55,000           $ 6,716        $ 13,432         $ 20,148
   90,000            11,168          22,336           33,504
  140,000            17,528          35,056           52,584
  190,000            23,888          48,200           71,664
  250,000            31,520          63,040           94,560
  300,000            37,880          75,760          113,640

    For the purpose of determining the pension benefits payable under the Salaried Plan, estimated years of credited service as of the end of calendar year 1996 covered by the Plans for officers are as follows:
Mr. McKenna, 4 years; Mr. Corwin, 25 years; Mr. Gleason, 29 years; Mr. Anderson, 13 years; and Mr. Arena, 1 year.
    The normal monthly retirement benefit under the Supplemental Plan is one-twelfth of the product of two percent of annual base salary at retirement multiplied by years of credited service to a maximum of 30 years, less the benefit payable under the Salaried Plan.
    The table below illustrates the maximum total amount of annual pension payments under both the Salaried Plan and the Supplemental Plan for an employee whose annual base salary at retirement and years of service are specified:

 BASE SALARY       10 YEARS        20 YEARS         30 YEARS
 AT RETIREMENT     OF SERVICE      OF SERVICE       OF SERVICE
 -------------     ----------      ----------       ----------

 $ 55,000           $11,000         $ 22,000         $ 33,000
   90,000            18,000           36,000           54,000
  140,000            28,000           56,000           84,000
  190,000            38,000           76,000          114,000
  250,000            50,000          100,000          150,000
  300,000            60,000          120,000          180,000

    Benefits are presently being paid under the Supplemental Plan. The Company has purchased, and is the beneficiary of, insurance on the lives of participants under the Supplemental Plan. Under the insurance program, if the assumptions made as to mortality experience, policy dividends and other factors are realized, the proceeds of the policies will reimburse the Company for all costs, including benefits, insurance premiums and a factor for the use of the Company's money. It is expected, therefore, that without additional costs to the Company over the life of the Supplemental Plan, the Supplemental Plan will aid the Company in continuing to attract, retain and motivate key employees. Messrs. McKenna, Corwin and Anderson are eligible to receive benefits under the Supplemental Plan. For the purposes of the above tables, the term "base salary" refers to the column of the Summary Compensation Table on page 8 labeled "Salary."


                  EMPLOYEE SAVINGS AND PROTECTION PLAN

    Employees of the Company are eligible to participate in the Company's Employee Savings and Protection Plan on the first of the month following employment. Under the Plan, participants may contribute up to twelve (12) percent of their gross earnings for investment in cash, stock and mutual investment funds. The Company bears the cost of operating the Plan, but does not make matching contributions. Contributions to the Plan by executive officers are included in the amounts shown as "Salary" in the Summary Compensation Table.
    All directors and officers of the Company filed necessary disclosure reports regarding transactions in the Company's stock during the 1997 fiscal year.


                           Proposal Number Two

                  REAPPOINTMENT OF INDEPENDENT AUDITORS

    Subject to shareholder approval, the Board of Directors, upon recommendation of the Audit Committee, has reappointed the firm of Price Waterhouse LLP as independent auditors to examine the Company's financial statements for its fiscal year ending June 30, 1998. Price Waterhouse LLP and its predecessors have served as the Company's independent auditors for many years.
    As in prior years, a representative of Price Waterhouse LLP will be present at the Meeting with the opportunity to make a statement and respond to questions.

                   VOTE REQUIRED TO RATIFY APPOINTMENT

    Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the shares present in person or by proxy and voting at the Meeting. If the shareholders should not ratify the appointment of Price Waterhouse LLP, the Board of Directors will reconsider the appointment.
    THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE 1998 FISCAL YEAR. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

                      PROPOSALS BY SECURITY HOLDERS

    Any proposals of shareholders intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company by May 20, 1998, in order to be considered for inclusion in the proxy statement and form of proxy for that meeting.


COST OF SOLICITATION

    The Corporation will pay the expenses of soliciting proxies for the Meeting. Solicitations of proxies may be made by personal calls upon, or telephone or telegraphic communications with, shareholders or their representatives by directors, officers and employees of the Corporation, none of whom will be compensated specially for these services.


                              OTHER MATTERS

    The Board of Directors and Management do not know of any other matters that may properly come before the Meeting. If any other business is properly presented at the Meeting for action, the persons named in the proxy will vote thereon according to their best judgment of such matters.
    Shareholders are urged to forward their proxies without delay. A prompt response will be greatly appreciated.


East Aurora, New York           By Order of the Board of Directors
September 17, 1997                John B. Drenning, Secretary

                               PROXY
                        ACME ELECTRIC CORPORATION
             This Proxy Solicited By The Board of Directors

    The undersigned hereby appoints ROBERT J. McKENNA AND DANIEL K. CORWIN, and each of them, the proxies of the undersigned with full power of substitution, to vote all shares of stock which the undersigned may be entitled to vote at the Annual Meeting of the Shareholders of ACME ELECTRIC CORPORATION to be held Friday, October 31, 1997, at 9:00 a.m. EST at the Buffalo Hilton, 120 Church Street, Buffalo, New York, and at any adjournment thereof, for the following purposes:

               (PLEASE DATE AND SIGN ON THE REVERSE SIDE)

                     Please date, sign and mail your
                  proxy card back as soon as possible!

                     Annual Meeting of Shareholders
                        ACME ELECTRIC CORPORATION

                            October 31, 1997




             Please Detach and Mail In The Envelope Provided
-------------------------------------------------------------------------
_X_ Please mark your votes as in this example.

(1) To elect a board of six directors:

___ FOR all nominees listed at right                Nominees:
    (except as marked to the contrary below)         Robert D. Batting
                                                     Robert T. Brady
___ WITHHOLD authority to vote for all                Randall L. Clark
    nominees listed at right                         G. Wayne Hawk
                                                     Terry M. Manon
(Instruction: To withhold authority to vote for       Robert J. McKenna
any individual nominee, strike a line through
the nominee's name at right.)
                                             FOR   AGAINST   ABSTAIN
(2) To ratify the reappointment of Price     ___     ___       ___
    Waterhouse LLP as independent auditors
    of the Company; and

(3) To transaction such other business as may properly come before the meeting, or any adjournment thereof, hereby giving to each of my said proxies, power, authority and discretion to act as fully as I might do if personally present. The named proxies, or any of them, shall have and may exercise all powers hereunder.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDESIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR RATIFICATION OF THE REAPPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

Signature _____________ Signature _____________ Dated _____________

NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or a corporation official, please give full title. Each joint owner must sign proxy.